EXHIBIT 5.1

TroyGould PC
1801 Century Park East
16th Floor
Los Angeles, California 90067
Telephone: (310) 553-4441
Facsimile: (310) 201-4746

April 22, 2010

Beyond Commerce, Inc.
9029 South Pecos Road, #2800
Henderson, Nevada 89074

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Beyond Commerce, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about April 22, 2010 for the purpose of registering the offer and sale of up to 13,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, issuable under the Company’s 2008 Equity Incentive Plan (the “Plan”).

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon the following:

i.	the Registration Statement;

ii.	the Company’s Articles of Incorporation and Bylaws, each as amended to date;

iii.	the Plan;

iv.	the form of stock option agreement under the Plan;

v.
minutes or resolutions of the Company’s Board of Directors and stockholders (or other documents) pertaining to the adoption of the Plan (and any amendments thereto), issuance of the Shares, the Registration Statement and related matters; and

vi.
originals or copies of such other documents, resolutions, certificates and instruments of the Company we have reviewed, and such certificates of public officials as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination of the foregoing, we have assumed, without independent investigation: (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us; (ii) the due authorization, execution and delivery of all such documents by all of the parties thereto; (iii) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies; (iv) the authenticity and completeness of the originals of such latter documents; (v) the legal capacity of all individuals executing documents; and (vi) that the representations and other statements as to factual matters contained in the documents we have reviewed, are accurate and complete. As to questions of fact material to this opinion letter, we have relied, without independent investigation or verification, upon representations and certificates or comparable documents of officers and representatives of the Company.

The law covered by our opinion is limited to Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting such statute, as currently in effect. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of any such laws.

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.

Based upon and subject to all of the foregoing, we are of the opinion that all Shares that are issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement, the Plan, and stock option agreements duly authorized, executed and delivered under the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ TROYGOULD PC
TROYGOULD PC